Exhibit 10.7

AMENDMENT TO WARRANT AGREEMENT

THIS AMENDMENT TO WARRANT AGREEMENT (the “Amendment”) is made and entered into effective as of January 13, 2020, between SAExploration Holdings, Inc., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”).

Recitals

WHEREAS, the Company and the Warrant Agent are parties to that certain Warrant Agreement dated as of December 11, 2019 (the “Warrant Agreement”), pursuant to which the Company issued Series F Warrants to purchase shares of the Company’s common stock, par value $0.0001 per share, to certain holders (the “Warrant Holders”);

WHEREAS, the Company desires to enter into this Amendment in order to amend the definition of “Shareholder Approval” contained therein in order to comply with applicable rules and regulations of its principal stock exchange;

WHEREAS, pursuant to Section 5.03 of the Warrant Agreement, the Warrant Agreement may be modified or amended by the Company and the Warrant Agent if it is approved by the consent of the Warrant Holders holding more than a majority of the Series F Warrants; and

WHEREAS, the Amendment has been approved by the consent of the Warrant Holders holding at least a majority of the Series F Warrants.

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

I.	Amendment to the Registration Rights Agreement:

1. The definition of “Shareholder Approval” set forth in Section 1.01 of the Warrant Agreement is hereby deleted and replaced in in its entirety with the following:

““Shareholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the shareholders of the Company with respect to the transactions contemplated by this Warrant Agreement, including the issuance of Common Shares upon the exercise of Warrants in excess of 19.99% of the Common Shares issued and outstanding on the Closing Date.”

II.	General Provisions:

2. In the case of conflict between this Amendment and the Warrant Agreement, this Amendment shall control.

3. Except as expressly provided herein, the Warrant Agreement shall remain in full force and effect.

4. The provisions of Section 7.16 of the Warrant Agreement captioned “Governing Law; Jurisdiction” and of Section 7.17 the Warrant Agreement captioned “Waiver of Jury Trial” are incorporated herein by reference as though such provisions were fully set forth verbatim herein and shall apply to this First Amendment mutatis mutandis.

5. This Amendment may be executed in counterpart, each of which shall be deemed to be an original, and both of which together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and Warrant Agent have caused this Amendment to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

SAEXPLORATION HOLDINGS, INC.

By:	/s/ Michael J. Faust
Name:	Michael J. Faust
Title:	Chief Executive Officer and President

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Steven Vacante
Name:	Steven Vacante
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT TO WARRANT AGREEMENT]